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EXHIBIT 99.1

WORLD WASTE TECHNOLOGIES TO HOLD ANNUAL MEETING OF SHAREHOLDERS ON JULY 11, 2007


SAN DIEGO, CALIFORNIA - June 7, 2007 - World Waste Technologies, Inc. (OTCBB:
WDWT) announced that it has filed its definitive proxy statement related to its 2007 annual meeting of shareholders with the Securities and Exchange Commission. The meeting will be held on Wednesday, July 11, 2007, at 10:00 A.M., Pacific Time, at 13520 Evening Creek Drive, Suite 600, San Diego, California. The items included on the agenda are the election of five directors to the Board of Directors; the approval of an amendment to the World Waste's Articles of Incorporation to provide for an increase in the number of authorized shares; the approval of an amendment and restatement of the Certificate of Determination for the World Waste's Series A Preferred Stock to, among other things, provide increased anti-dilution protection to the holders of Series A Preferred Stock; and the ratification of the appointment of Stonefield Josephson, Inc. as World Waste's independent auditors for 2007.

         All of World Waste's current directors, Mr. John Pimentel, Mr. Sam P. Cortez, Mr. David Gutacker, Mr. Ross M. Patten and Dr. James L. Ferris have been nominated to continue to serve as directors.

         The record date for determination of the stockholders entitled to attend and vote at the meeting is the close of business on May 31, 2007.

ABOUT WORLD WASTE TECHNOLOGIES, INC.
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         World Waste Technologies, Inc. is seeking to develop and commercialize patented and proprietary technologies that its management believes will allow a significant amount of municipal solid waste to be recycled into beneficial products. A major component of MSW is paper-based material, hydrocarbon-based material, and other high-energy value feedstocks. World Waste's first plant is being used in an R & D capacity with respect to turning cellulose biomass into electricity and fuel. World Waste also is developing technologies designed for use in transforming MSW into a gas capable of creating renewable energy products such as fuel grade alcohols (including ethanol) and co-generated renewable electricity.

         The contents of this press release are presented as a general overview of World Waste. This release is intended only to contain general information regarding World Waste and its business and does not purport to provide complete disclosure or analysis of all matters that may be relevant to a decision to invest in World Waste. In addition, certain matters discussed in this release may constitute "forward-looking statements." Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond World Waste's ability to control or predict, including, but not limited to, risks and uncertainties outlined in World Waste's periodic reports filed with the SEC. Other risk factors may include, but are not limited to, World Waste's ability to successfully implement its business strategy, including its ability to produce and sell product at commercial levels and adequate prices and the acceptance of its product by potential customers and by the market in general, the ability of World Waste to achieve profitability even if it is able to sell its product at commercial levels, World Waste's ability to raise subsequent financing in order to build additional facilities, World Waste's ability to develop other energy products which can be produced from its MSW, fluctuations in quarterly results, increased competition, the economical operation of World Waste's process, and World Waste's ability to protect the proprietary technology it uses. Further, World Waste operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond World Waste's control, such as announcements by competitors and service providers. The statements made herein are made as of the date of this release, and World Waste undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:

World Waste Technologies, Inc.

John Pimentel, CEO, 858-391-3400

David Rane, CFO, 858-391-3400